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                                                                    Exhibit 10.8

                       FORM OF RESTRICTED STOCK AGREEMENT
                                (Non-Assignable)

                                                             ____________ Shares


                       Regarding Class A Common Stock of

                                  TRITEL, INC.

                             Issued Pursuant to the
                      Tritel, Inc. 1999 Stock Option Plan

         THIS CERTIFIES that effective January __, 1999, [name] ______________ is granted the right to purchase [number of shares] ____________ restricted but fully paid and non-assessable shares of the Class A Common Stock of Tritel, Inc. pursuant to the Tritel, Inc. 1999 Stock Option Plan, upon and subject to the following terms and conditions and the terms and conditions of the Plan:

         1. Subscription for Restricted Shares. Grantee hereby purchases from the Company, and the Company hereby sells to Grantee, the Restricted Shares for a cash subscription price of $.01 per share.

         2. Definitions. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Plan. The following terms have the following meanings:

         "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled" means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

         "Automatic Repurchase Event" means (v) the consummation of a Company Merger after giving effect to which the Cash Equity Investors, in the aggregate, shall beneficially own on a Fully Diluted Basis less than 33% of the capital stock or other equity interests in the surviving entity, (w) the consummation of a Company Asset Sale, (x) the termination of Grantee's employment, (y) if and only if the IPO Date has theretofore occurred, the seventh (7th) anniversary of the Date of Grant, and (z) if and only if the IPO Date has not occurred prior to the seventh (7th) anniversary of the date hereof, the IPO Date.

         "Base Price" means ONE THOUSAND AND NO/100 U.S. DOLLARS (U.S.$1,000.00) per share appropriately adjusted for stock splits, stock dividends and similar changes in

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capitalization (but excluding changes in the liquidation preference of the
Preferred Stock of the Company in accordance with the Restated Certificate).

         "Board of Directors" means the Board of Directors of the Company.

         "Business Day" means a day on which banks and foreign exchange markets are open for the transaction of business required for this Agreement, and the agreements to which this Agreement refers, in New York, New York as relevant to the determination to be made or the action to be taken.

         "Cause" means only:

         (i) Grantee's indictment for or conviction of a felony,

         (ii) Fraud, misappropriation or embezzlement by Grantee against the Company or any subsidiary or affiliate of the Company,

         (iii) Grantee's willful misconduct or gross negligence in connection with his employment which has materially adversely affected the Company, monetarily or otherwise, as determined by a majority vote of the Board of Directors of the Company, or

         (iv) Any other act, omission or circumstance which otherwise provides the Company the right to terminate Grantee's employment for "Cause" as defined under Grantee's Employment Agreement, if any, with the Company or any Subsidiary of the Company or under applicable law.

         "Class A Common Stock" means those shares of the Company's Common Stock designated as Class A Voting Common Stock.

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Committee" means the Compensation Committee of the Board of Directors, as described in Section 13(a) of the Plan, or, in the absence of a Compensation Committee, the full Board of Directors.

         "Company" means Tritel, Inc., a Delaware corporation.

         "Company Asset Sale" means any sale or disposition of all or substantially all of the Company's assets but excludes any pledges, encumbrances or security interests that may be granted by the Company.

         "Company Merger" means any merger, combination or consolidation of the Company or any of its Subsidiaries with or into any other entity (regardless of whether the Company or such Subsidiary is the surviving entity in any such transaction).

         "Company Stock" means any series or class of the Company's Common or Preferred Stock.

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         "Date of Grant" means the effective date of this Agreement.

         "Disability" means any physical or mental illness, injury or condition that would qualify the Grantee for benefits under any long-term disability benefit plan maintained by the Company or any Affiliate and applicable to Grantee.

         "Employment Agreement" means, collectively, that certain written employment agreement between the Company and Grantee and that certain letter agreement concerning compensation and other matters between the Company and Grantee, as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Escrow Holder" means the Secretary of the Company.

         "Fully Diluted Basis" means, with respect to the shares of Common Stock outstanding, all of the shares of Common Stock then outstanding (regardless of whether subject to repurchase), plus (without duplication) all the shares of Common Stock issuable upon the exercise of outstanding options or convertible securities (excluding the Company's Series A Preferred Stock, par value $.01 per share).

         "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

         "Grantee" means the person whose name appears above in the first paragraph of this Agreement.

         "Investors Stockholders' Agreement" means that certain Investors Stockholders' Agreement, by and among the Company and certain other partners as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "IPO Date" means the first date on which (a) the Class A Common Stock shall have been registered pursuant to an effective registration statement ("Registration Statement") under the Securities Act, (b) the aggregate gross proceeds received by the Company in connection with such Registration Statement(s) equals or exceeds $20,000,000, and (c) the Class A Common Stock shall be listed for trading on the New York Stock Exchange or the American Stock Exchange or authorized for trading on NASDAQ, including without limitation its National Market System.

         "Market Price" means in the case of (I) an Automatic Repurchase Event:

            (A) specified in clause (v) or (w) of the definition thereof, the per share consideration paid or payable to the holders of Class A Common Stock in connection with such event,

            (B) specified in clause (x) of the definition thereof if the IPO Date shall not have occurred prior to the date of termination, the fair market value per share of Class A Common Stock as determined in good faith by the Board of Directors,


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            (C) specified in clause (x) of the definition thereof if the IPO
Date shall have occurred on or prior to the date of termination, the average closing price of the Class A Common Stock during the ten (10) trading days prior to such date of termination,

            (D) specified in clause (y) of the definition thereof, the average closing price of the Class A Common Stock during the ten (10) trading days prior to such seventh (7th) anniversary of the date hereof, or

            (E) specified in clause (z) of the definition thereof, the per share offering price of the Class A Common Stock issued in connection with the public offering occurring on the IPO Date, or

         (II) a Trigger Date:

            (A) which is on the IPO Date, the per share offering price of the Class A Common Stock issued in connection with the public offering occurring on the IPO Date, or

            (B) which is after the IPO Date, the average closing price of share of Class A Common Stock during the ten (10) trading days prior to such Trigger Date.

         "NASDAQ" means the National Association of Securities Dealers' Automated Quotation System.

         "Non-Released Restricted Shares" means the number of shares of Class A Common Stock initially issued to Grantee as Restricted Shares less the aggregate number of Grantee's Restricted Shares that have (x) become Trigger Shares, or
(y) been repurchased by the Company.

         "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization or other legal entity.

         "Plan" means the Company's 1999 Stock Option Plan, as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Preferred Stock" means the Company's preferred stock, par value $.01 per share.

         "Repurchase Price" means $.01 per share.

         "Restated Certificate" means the Amended and Restated Certificate of Incorporation of the Company.

         "Restricted Shares" means the [number] __________________ shares of Class A Common Stock granted and subscribed for hereunder.

         "Securities Act" means the Securities Act of 1933, as amended.

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         "Securities Purchase Agreement" means the Securities Purchase Agreement by and among the Company and certain other parties, dated as of May 20, 1998, as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Stockholders" means those Persons who are issued shares of Company Stock and are a party to the Stockholders' Agreement.

         "Stockholders' Agreement" means the Stockholders' Agreement by and among the Company and certain other parties, as the same may be amended, modified or supplemented in accordance with the terms thereof.

         "Trigger Date" means the date of delivery to the Company by Grantee of a Trigger Notice.

         "Trigger Notice" means a notice given by Grantee with respect to a specified number of Restricted Shares to determine the number of Trigger Shares.

         "Trigger Shares" means Restricted Shares set forth in a Trigger Notice and not repurchased in connection with such notice pursuant to Section 3; provided, however, that Restricted Shares that are not so repurchased shall, to the extent applicable, continue to be subject to vesting in accordance with the Vesting Schedule annexed hereto.

         3. Vesting, Transfer and Repurchase of Unvested Shares, Etc.

            a. General. The Restricted Shares shall be subject to repurchase by the Company at the Repurchase Price in accordance with the terms of this Section 3.

            b. Repurchase of Restricted Shares upon Automatic Repurchase Event. Upon an Automatic Repurchase Event, Grantee shall sell to the Company, and the Company shall purchase from Grantee, the aggregate of :

               i. all Restricted Shares that shall not have vested (or are stated to be subject to repurchase) in accordance with the Vesting Schedule annexed hereto, plus

               ii. a number of Restricted Shares equal to the number of Non-Released Restricted Shares beneficially owned by Grantee multiplied by a fraction, the numerator of which is the Base Price and the denominator of which is the Market Price on the date of such event.

            c. Repurchase of Restricted Shares on Trigger Date. On any Trigger Date Executive may elect, by delivery of a Trigger Notice with respect to the number of Restricted Shares to determine the number of Trigger Shares. Within 20 days of the giving of a Trigger Notice the Company shall repurchase from Grantor and Grantee shall sell to the Company for the Repurchase Price a number of Restricted Shares specified in the Trigger Notice multiplied by a fraction, the numerator of which is the Base Price and the denominator of which is the Market Price on the date of such notice. Each Trigger Notice shall be with respect to at least 20% of the Restricted Shares initially issued to Grantee. A Trigger Notice may be delivered only as follows: (x) not less than twenty (20) Business Days prior to the IPO Date if

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the Trigger Date is the IPO Date, or (y) following the IPO Date, annually, no later than the eleventh Business Day following the Company's public announcement of its earnings for the six (6) month period ended June 30 of each fiscal year.

            d. Vesting Schedule. In connection with any such repurchases of Restricted Shares, the Restricted Shares to be repurchased by the Company shall proportionately reduce the number of Restricted Shares initially issued to Grantee and allocable to each Vesting Date or Event set forth on the Vesting Schedule annexed hereto.

            e. Purchase Price; Closing of Repurchase, Assignment of Repurchase Right. Any repurchase pursuant to this Section 3 shall be for the Repurchase Price. The closing of a purchase and sale of repurchased shares shall take place on a date mutually agreed by Grantee and the Company, but in no event later than twenty (20) days after (i) the date that employment of Grantee shall have terminated or (ii) in the case of an Automatic Repurchase Event other than termination of employment of Grantee, the occurrence of the applicable event or
(iii) the date of a Trigger Notice (except that in connection with a Trigger Notice given with respect to the IPO Date, the closing shall take place on the IPO Date). At such closing, the Company shall deliver to the Grantee a check in the amount of the aggregate Repurchase Price and, upon delivery thereof, the Company shall become the legal and beneficial owner of the Restricted Shares so sold and all rights and interests therein or relating thereto, and the Company shall have the right to retain and transfer to its own name such shares being repurchased by the Company.

         4. Escrow of Shares. The certificate(s) representing all Restricted Shares shall be held by the Escrow Holder, along with a stock power executed by the Grantee in blank. Grantee directs the Company to deliver all certificates representing Restricted Shares to the Escrow Holder. The Escrow Holder is hereby directed to permit transfer of such shares only in accordance with this Agreement, the Stockholders Agreement and the Investors Stockholders' Agreement. In the event further instructions are desired by the Escrow Holder, he shall be entitled to rely upon written directions of the Board of Directors of the Company. The Escrow Holder shall have no liability for any act or omission hereunder while acting in good faith in the exercise of his own judgment. The Company agrees to indemnify and hold Escrow Holder free and harmless from and against any and all losses, costs, damages, liabilities or expenses, including counsel fees to which Escrow Holder may be put or which he may incur by reason of or in connection with the escrow arrangement hereunder. If the Company or any assignee repurchases any of the Restricted Shares pursuant to Section 3, the Escrow Holder, upon receipt of written notice of such repurchase from the proposed transferee, shall take all steps necessary to accomplish such repurchase. From time to time, upon Grantee's request, Escrow Holder shall: (i) cancel the certificate(s) held by the Escrow Holder and representing Restricted Shares, (ii) cause new certificate(s) to be issued representing the number of Restricted Shares no longer subject to repurchase pursuant to Section 3, which certificate(s) the Escrow Holder shall deliver to Grantee and (iii) cause new certificate(s) to be issued representing the balance of the Restricted Shares, which certificate(s) shall be held in escrow by the Escrow Holder in accordance with the provisions of this Section 4. Subject to the terms hereof, Grantee shall have all the rights of stockholder with respect to the Restricted Shares while they are held in escrow, including without limitation, the right to vote the Restricted Shares and receive any cash dividends declared thereon. If, from time to time during the term of the Company's repurchase

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right, there is (i) any stock dividend, stock split or other change in the
Restricted Shares, or (ii) any merger or sale of all or substantially all of the assets or other acquisition of the Company, any and all new, substituted or additional securities to which such Grantee is entitled by reason of his ownership of the Restricted Shares shall be immediately subject to this escrow, deposited with the Escrow Holder and included thereafter as Restricted Shares for purposes of this Agreement and the Company's repurchase right.

         5. Legends. The share certificates evidencing the Restricted Shares shall be endorsed with any and all legends required to be placed thereon under
Section 7(b) hereof, applicable federal or state securities laws or the Stockholders' Agreement and the Investors Stockholders' Agreement.

         6. Compliance With Law. The Company and Grantee will make reasonable efforts to comply with all applicable securities laws. In addition, notwithstanding any provision of this agreement to the contrary, the Restricted Shares will not become vested at any time that such vesting would result in a violation of any such law.

         7. Investment Representations; Registration.

            a. Grantee represents and warrants that:

            (i) Grantee is acquiring the Restricted Shares hereunder for the purpose of investment and not with a view to or for sale in connection with any distribution thereof (other than in compliance with the Securities Act and all applicable state securities laws).

            (ii) Grantee is not relying on and acknowledges that no representation is being made by the Company or any of its officers, employees, Affiliates, agents or representatives, and, in particular, it is not relying on, and acknowledges that no representation is being made in respect of, (x) any projections, estimates or budgets delivered to or made available to them of future revenues, expenses or expenditures, or future results of operations and
(y) any other information or documents delivered or made available to it or its representatives.

            (iii) In deciding to purchase the Restricted Shares, Grantee has relied exclusively on the investigations made by Grantee and Grantee's representatives and Grantee's and such representatives' knowledge of the industry in which the Company proposes to operate.

               b. Grantee agrees that all Restricted Shares shall only be sold following registration under the Securities Act or pursuant to an exemption therefrom.

               c. The Company may affix a legend to the certificates representing unregistered shares of Class A Common Stock issued pursuant to this Agreement to the effect that such shares have not been registered under the Securities Act and may only be sold or transferred upon registration or pursuant to an exemption therefrom.

               d. Except as may be provided under the Stockholders' Agreement, the Company shall have no obligation to register under the Securities Act any shares of Class A Common Stock or any other securities issued pursuant to this Agreement.

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         8. Applicability of Other Instruments. The Restricted Shares are
issued, and this Agreement is entered into, pursuant to and subject to all of the terms and conditions of the Plan, the terms and conditions of which are hereby incorporated as though set forth at length, and the receipt of a copy of which the Grantee hereby acknowledges by his receipt of this Agreement. A determination of the Committee of the Board of Directors of the Company under the Plan as to any questions which may arise with respect to the interpretation of the provisions of this Agreement and of the Plan shall be final. The Committee may authorize and establish such rules, regulations and revisions thereof not inconsistent with the provisions of the Plan, as it may deem advisable. In addition, Grantee hereby acknowledges receipt of a copy of, and by executing this Agreement, joins in and is bound by the terms of, the Stockholders' Agreement and the Investors Stockholders' Agreement as a party thereto, effective upon the execution hereof.

         9. Severability. In the event that one or more of the provisions of this Agreement may be invalidated for any reason by a court, any provision so invalidated will be deemed to be separable from the other provisions hereof, and the remaining provisions hereof will continue to be valid and fully enforceable.

         10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Mississippi without giving effect to the conflicts of law principles thereof. The parties hereto hereby irrevocably and unconditionally consent to submit to the non-exclusive jurisdiction of the courts of the State of Mississippi and of the United States of America located in Hinds County, Mississippi (the "Mississippi Courts") for any litigation arising out of or relating to this Agreement, waive any objection to the laying of venue of any such litigation in the Mississippi Courts and agrees not to plead or claim in any Mississippi Court that such litigation brought therein has been brought in an inconvenient forum.



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         WITNESS the seal of the Company and the signature of its duly authorized officer.

Dated:  ____________, ____

TRITEL, INC.


                                                  By: _________________________
                                                  Name:  ______________________
                                                  Title:  _____________________


ACKNOWLEDGED AND AGREED:


By: ________________________________
    Name: __________________________




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                 VESTING SCHEDULE


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                   VESTING DATE OR EVENT               PERCENT OF RESTRICTED
   ---------------------------------------------------------------------------
   Date of Grant                                                  *%
   ---------------------------------------------------------------------------
   First Anniversary of the Date of Grant                         *%
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   Second Anniversary of the Date of Grant                        *%
   ---------------------------------------------------------------------------
   Third Anniversary of the Date of Grant                         *%
   ---------------------------------------------------------------------------
   Fourth Anniversary of the Date of Grant                        *%
   ---------------------------------------------------------------------------
   Fifth Anniversary of the Date of Grant                         *%
   ---------------------------------------------------------------------------
   Completion of _____                                           10%
   ---------------------------------------------------------------------------
   Completion of _____                                           10%
   ---------------------------------------------------------------------------


Accelerated Vesting

o Upon termination of Grantee's employment by reason of a Company Merger or a Company Asset Sale, 100% of the Restricted Shares shall vest.

o Upon termination of Grantee's employment for any reason all Restricted Shares that have not yet become vested shall be repurchased in accordance with Section 3.

**       To be determined in granting directors resolution.